Exhibit 10.23

FIRST AMENDMENT TO AMENDED AND RESTATED WAREHOUSING

CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made as of November 30, 2009, by and between GREEN PARK FINANCIAL LIMITED PARTNERSHIP and WALKER & DUNLOP, LLC (collectively, the “Borrowers”), BANK OF AMERICA, N.A., as credit agent (the “Credit Agent”), and the lenders party hereto (the “Lenders”). Capitalized terms used herein without definition have the meanings specified therefor in that certain Amended and Restated Warehousing Credit and Security Agreement dated as of October 15, 2009, among the Borrowers, the Credit Agent, and the Lenders (the “Loan Agreement”).

R E C I T A L S

The Borrowers, the Credit Agent, and the Lenders desire to amend the Loan Agreement on the terms and conditions set forth herein.

GPF has no Warehousing Advances outstanding under the Loan Agreement, and does not anticipate any new Warehousing Advances being required to be made to it pursuant to the Transition Services Agreement (as defined in the Loan Agreement).

NOW, THEREFORE, in consideration of the agreements of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendment. Effective as of the Effective Date (as hereafter defined), the Loan Agreement is amended as follows:

(a)         Clause (a) of Section 1.2 of the Loan Agreement is hereby amended by replacing the date “November 30, 2009” where it appears therein with the date “November 29, 2010.”

(b)         Section 8.8 is hereby deleted in its entirety and replaced with the following:

“8.8      Minimum Tangible Net Worth

Permit W&D’s Adjusted Tangible Net Worth at any time to be (i) less than $75,000,000, to be tested on the last day of each Fiscal Quarter occurring, or (ii) otherwise not in compliance with applicable requirements of HUD, Investors (including Freddie Mac) or Fannie Mae.”

(c)          Section 13.1 is hereby amended by deleting the following definitions in their entirety, and replacing them with the following:

“Applicable Margin” means (a) for LIBOR Loans, 2.75%, and (b) for Base Rate Loans, 2.75%.

“Required Lenders” means, as of any particular date (a) if no Warehousing Advances are outstanding, Lenders whose Warehousing Commitment Amounts aggregate at least 51% of the Warehousing Commitment Amounts of all Lenders who are not Delinquent Lenders, or (b) if any Warehousing Advances are outstanding, Lenders holding at least 51% of the aggregate unpaid principal amount of all then outstanding Warehousing Advances of Lenders who are not Delinquent Lenders; provided, however, that at any time that the Credit Agent holds not less than the lesser of (a) a Commitment Percentage equal to or greater than 33-1/3%, or (b) a Warehousing Commitment Amount of not less than $50,000,000, the term “Required Lenders” shall include the Credit Agent. No Lender which is a Delinquent Lender shall be considered a “Lender” for the purposes of determining the “Required Lenders.”

(d)         Exhibit C to the Loan Agreement is hereby deleted in its entirety and replaced with the form of Exhibit C annexed hereto.

(e)          GPF is hereby removed as a Borrower from the Loan Agreement for all purposes, and all applicable corresponding changes reflecting the deletion of GPF are deemed made.

2.              Accordion Option.

(a)         Capitalized Terms used in this Section 2 which are not defined in the Loan Agreement or defined elsewhere in this Amendment have the meanings specified therefor in Section 2(g), below.

(b)         At the request of the Borrowers as provided herein, the Warehousing Commitment Amount may be increased by an amount of up to $50,000,000 (bringing the total Warehousing Commitment Amount to a maximum of $150,000,000), upon the Credit Agent’s determination that the Accordion Conditions have been fully satisfied. In such event, subject to all applicable provisions of the Accordion Loan Documents, the Lenders and the Accordion Lenders shall thereafter make Warehousing Advances to the Borrowers based upon the increased Warehousing Commitment Amount and their respective Commitment Percentages. The obligations of the Lenders and the Accordion Lenders shall be several and not joint.

(c)          With respect to any increase to the Warehousing Commitment Amount requested by the Borrowers, the Borrowers hereby acknowledge and agree as follows:

(i)            The request for such increase (the “Accordion Notice”) must (A) be in writing, and (B) specify the amount of the requested increase to the Warehousing Commitment Amount, which requested increase (x) may not exceed $50,000,000, and (y) must be at least $15,000,000.

(ii)           Credit Agent will manage all aspects of the proposed syndication of the requested increase to the Warehousing Commitment Amount, including, without limitation, the final allocations of the increased Warehousing Commitment Amount among the Lenders and the Accordion Lenders, the respective Commitment Percentages, and the allocation of interest and fees.

(iii)          After the Borrowers’ request to increase the Warehousing Commitment Amount, the Borrowers shall cooperate with the Credit Agent in connection with the efforts of the Credit Agent to achieve a Successful Accordion Syndication, to include, among other things: (a) permitting and facilitating direct contact during the syndication between each Borrower’s senior officers, representatives and advisors, on the one hand, and prospective lenders, on the other hand, at such times and places as the Credit Agent may reasonably request; (b) providing to the Credit Agent and prospective Accordion Lenders all financial and other information as they may reasonably request, including, without limitation, projections and forecasts; and (c) assistance in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the proposed syndication of the requested increased Warehousing Commitment Amount.

(d)         The Borrowers may give only one Accordion Notice.

(e)          The Credit Agent (i) is only agreeing to use reasonable and customary efforts to achieve a Successful Accordion Syndication, (ii) is not, nor is any Lender, agreeing or committing to increase the amount of its Warehousing Commitment, and (iii) is not guarantying that any efforts to achieve a Successful Accordion Syndication will succeed.

(f)          Credit Agent may elect, in its discretion, to abandon its efforts to achieve Successful Accordion Syndication if it determines that such efforts are not likely to succeed. In such event, (i) the Credit Agent and Lenders shall have no obligation to increase the existing Warehousing Commitment Amount, (ii) the Credit Agent and the Lenders shall have no liability to the Borrowers or any other Person with respect to the efforts undertaken by the Credit Agent in connection therewith or the failure to achieve a Successful Accordion Syndication, and (iii) the Borrowers promptly shall reimburse the Credit Agent for all costs and expenses incurred by the Credit Agent in its syndication efforts.

(g)          As used herein, the following terms have the following meanings:

“Accordion Conditions” means the satisfaction of all of the following conditions precedent, each as determined by the Credit Agent:

(a)           A Successful Accordion Syndication shall have been achieved (including, without limitation, the execution and delivery by all applicable parties of all Accordion Loan Documents and the satisfaction of all applicable conditions set forth therein) within thirty (30) days after the Credit Agent’s receipt of the Accordion Notice;

(b)         As of the date of the Accordion Notice and as of the effective date of the increase to the Warehousing Commitment Amount, no Default or Event of Default shall have then occurred and be continuing;

(c)          The Borrowers shall have paid all fees required by this Agreement and in any other agreement between the Borrowers and the Credit Agent; and

(d)         The Borrowers shall have paid all fees, costs, and expenses (including, without limitation, all attorneys’ reasonable fees) incurred by the Credit Agent, the Lenders, and the Accordion Lenders in connection with the Successful Accordion Syndication and the preparation, negotiation, execution, and delivery of the Accordion Loan Documents.

“Commitment Percentage” means, in the event of a Successful Accordion Syndication, the respective Warehousing Commitments of the Lenders and each Accordion Lender, expressed as a percentage of the total increased Warehousing Commitment Amount.

“Accordion Lender” means each lender, acceptable to the Credit Agent, in its discretion, and reasonably acceptable to the Borrowers, which makes an Accordion Commitment and becomes a “Lender” obligated to make Warehousing Advances pursuant to the terms and conditions of the Accordion Loan Documents.

“Accordion Loan Documents” means such amendments, restatements, and modifications of the existing Loan Documents, together with any additional documents, instruments and agreements, deemed necessary or desirable in the sole discretion of the Credit Agent to evidence and effectuate a Successful Accordion Syndication, and the resulting increase to the Warehousing Commitment Amount, all of the foregoing in form and substance satisfactory to the Credit Agent, the Borrower, the Accordion Lenders, and the Required Lenders if the Lenders would be adversely affected thereby (or if otherwise required by this Agreement).

“Successful Accordion Syndication” means the arrangement of commitments from one or more Accordion Lenders by the Credit Agent, on terms and conditions acceptable to the Credit Agent in all respects, resulting in an increase in the Warehousing Commitment Amount by the amount requested by the Borrowers in the Accordion Notice (or such lesser amount as may be agreed upon by the Credit Agent and the Borrower) pursuant to the Accordion Loan Documents.

3.              Acknowledgments by Borrowers. The Borrowers acknowledge, confirm and agree that:

(a)           This Amendment is a Loan Document, and all references in any Loan Document to the Borrowers’ Obligations shall mean and include the Obligations as amended by this Amendment.

(b)           Except as provided herein, the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect, and the Borrowers hereby (x) ratify, confirm and reaffirm all and singular of the terms and conditions of the Loan Agreement and the other Loan Documents, and (y) represent and warrant that:

(i)           no Default or Event of Default exists as of the date the Borrowers execute this Amendment, nor will a Default or Event of Default exist as of the Effective Date.

(ii)          the representations and warranties made by the Borrowers in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof, and will be true and correct as of the Effective Date, except as to (1) matters which speak to a specific date, (2) changes in the ordinary course to the extent permitted and contemplated by the Loan Agreement, and (3) as reflected in the updated Exhibits annexed to this Amendment.

(iii)         the Borrowers have the power and authority and legal right to execute, deliver and perform this Amendment, have taken all necessary action to authorize the execution, delivery, and performance of this Amendment, and the person executing and delivering this Amendment on behalf of each Borrower is duly authorized to do so.

(iv)        this Amendment constitutes the legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

(v)         Exhibits D, E, F, G, H, J, and K attached hereto are true, correct, and complete updates as of the Effective Date of the corresponding Exhibits to the Loan Agreement.

(c)           The Borrowers shall promptly pay upon receipt of an invoice or statement therefor the reasonable attorneys’ fees and expenses and disbursements incurred by the Credit Agent and the Lenders in connection with this Amendment and any prior matters involving the Loan.

(d)             Each Borrower acknowledges that it has no defenses, set offs or counterclaims with respect to any of its obligations to the Credit Agent or the Lenders, and hereby releases, waives, and forever relinquishes all claims, demands, obligations, liabilities, and causes of action whatever kind or nature, whether known or unknown, which it has or may have as of the date hereof and as of the Effective Date against the Credit Agent or any Lender, or their respective affiliates, officers, directors, employees, agents, attorneys, independent contractors, and predecessors, together with their successors and assigns, directly or indirectly arising out of or based upon any matter connected with the Loan Agreement or the administration thereof or the obligations created thereby (including pursuant to this Amendment).

4.             Conditions Precedent. This Amendment shall be effective upon the satisfaction by the Borrowers of, or written waiver by the Credit Agent and the Lenders of, the following conditions and any other conditions set forth in this Amendment, by no later than 4:00 p.m. (Boston time) on the date of this Amendment, as such time and date may be extended in writing by the Credit Agent and the Lenders, in their sole discretion (with the date, if at all, by which such conditions have been satisfied or waived being referred to herein as, the “Effective Date”), failing which this Amendment and all related documents shall be null and void at the option of the Credit Agent and the Lenders:

(a)           Delivery by the Borrowers to the Credit Agent and each Lender of the following:

(i)           This Amendment, duly executed by the Borrowers, the Credit Agent and each Lender.

(ii)          An opinion of counsel to the Borrowers in form and substance satisfactory to the Credit Agent and the Lenders.

(iii)         Such other documents as the Credit Agent or any Lender reasonably may require, duly executed and delivered.

(b)           No Default or Event of Default shall have occurred and be continuing.

(c)           In addition to all other expense payment and reimbursement obligations of the Borrowers under the Loan Agreement and other Loan Documents, the Borrowers will, promptly following their receipt of an appropriate invoice therefor, pay or reimburse the Credit Agent and each Lender for all of their respective reasonable out of pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses and disbursements) incurred in connection with the preparation of this Amendment and any other documents in connection herewith and the matters addressed in and contemplated by, this Amendment.

(d)           The Borrowers shall have executed and delivered to (i) the Credit Agent, and (ii) the Lenders, separate Fee Letters, in form and substance acceptable to the Credit

Agent and the Lenders, respectively, and the Credit Agent and the Lenders shall have received payment in immediately available funds of all amounts payable thereunder in connection with this Amendment.

5.             Miscellaneous.

(a)           This Amendment shall be governed in accordance with the internal laws of the Commonwealth of Massachusetts (without regard to conflict of laws principles) as an instrument under seal.

(b)           This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Signatures transmitted electronically (including by fax or e-mail) shall have the same legal effect as originals, but each party nevertheless shall deliver original signed counterparts of this Amendment to each other party, upon request.

(c)           This Amendment constitutes the complete agreement among the Borrowers, the Credit Agent, and the Lenders with respect to the subject matter of this Amendment and supersedes all prior agreements and understanding relating to the subject matter of this Amendment, and may not be modified, altered, or amended except in accordance with the Loan Agreement.

(d)           Time is of the essence with respect to all aspects of this Amendment.

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Executed as a sealed instrument as of the date first above written.

GREEN PARK FINANCIAL LIMITED PARTNERSHIP, a District of Columbia limited partnership

By:	WALKER & DUNLOP GP, LLC,
a Delaware limited liability company
Its:	Managing General Partner

	By	/s/ Deborah A. Wilson
	Its:	SVP-CFO

WALKER & DUNLOP, LLC

By	/s/ Deborah A. Wilson
Name:	Deborah A. Wilson
Title:	SVP-CFO

BANK OF AMERICA, N.A., as Credit Agent and a
Lender

By	/s/ Jane E. Huntington
Name:	Jane E. Huntington
Title:	Senior Vice President

TD BANK, N.A., as a Lender

By	/s/ William J. Olsen
Name:	William J. Olsen
Title:	Regional Vice President

Signature page to First Amendment